EXHIBIT 4.11

GUARANTY AGREEMENT

GUARANTY AGREEMENT (this “Guaranty Agreement”) dated as of December 12, 2011, among USG Interiors, LLC, a Delaware limited liability company (the “New Guarantor”), a subsidiary of USG Corporation (or its successor), a Delaware corporation (the “Company”), L & W Supply Corporation, a Delaware corporation (“L&W”), United States Gypsum Company, a Delaware corporation (“USGC”), USG Foreign Investments, Ltd., a Delaware corporation (“USGFI”), USG Interiors, Inc., a Delaware corporation (“USGI” and together with L&W, USGC and USGFI, the “Existing Guarantors”), and U.S. Bank National Association, as successor trustee under the supplemental indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Supplemental Indenture”) dated as of August 4, 2009, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 9.75% Senior Notes due 2014 (the “Securities”); and

WHEREAS Section 3.09 of the Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article Three of the Supplemental Indenture and to be bound by all other applicable provisions of the Supplemental Indenture and the Securities.

2. Governing Law. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

3. Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this Guaranty Agreement.

4. Counterparts. The parties may sign any number of copies of this Guaranty Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Agreement to be duly executed as of the date first above written.

USG INTERIORS, LLC,

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

USG CORPORATION,

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

L & W SUPPLY CORPORATION

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

UNITED STATES GYPSUM COMPANY

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

USG FOREIGN INVESTMENTS, LTD.

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

USG INTERIORS, INC.

by
/s/ Karen L. Leets
Name: Karen L. Leets
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by
/s/ Margaret Drelicharz
Name: Margaret Drelicharz
Title: Vice President

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